EXHIBIT 10.2

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
OF
SERIES A NON-VOTING PREFERRED STOCK,
OF
MERGE HEALTHCARE INCORPORATED

______________________________________

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware
______________________________________

MERGE HEALTHCARE INCORPORATED (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY THAT:

WHEREAS, in accordance with the provisions of Section 151 of the DGCL and pursuant to the authority under Article Five of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors of the Corporation is authorized to issue from time to time shares of the Corporation’s Preferred Stock, par value $0.01 per share (“Preferred Stock”), in one or more series; and

WHEREAS, the Board of Directors has approved and adopted the following resolution (this “Certificate of Designations” or this “Certificate”) creating Series A Preferred Stock (as defined herein).

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly vested in the Board of Directors and in accordance with the provisions of the Certificate of Incorporation and the DGCL, a series of Preferred Stock of the Corporation, par value $0.01 per share, be, and it hereby is, created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

SECTION 1. NUMBER OF SHARES AND DESIGNATION.  The series of preferred stock, par value $0.01, created hereby shall be designated as the Series A Non-Voting Preferred Stock (herein referred to as the “Series A Preferred Stock”) and the number of shares of such series shall be 50,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding.  Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, shall revert to authorized but unissued shares of Preferred Stock.  The Series A Preferred Stock shall rank senior in right of payment, including with respect to dividends and upon the Liquidation of the Company, to the Common Stock of the Corporation, par value $0.01 per share (the “Common Stock”), the Series 3 Special Voting Preferred Stock, no par value, and to all other classes or series of the Corporation’s capital stock outstanding as of the date hereof or established after the date hereof.

Merge Healthcare Incorporated Certificate of Designations

Exhibit Page ~ 1 ~

SECTION 2. DIVIDENDS.

A. The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, a cumulative compounding dividend at the rate per annum of 15.0% of the Designated Price (as defined herein) per share of Series A Preferred Stock (as adjusted for stock splits, combinations, reclassifications and the like).  The Corporation, shall have the right, at its sole discretion, to declare and pay any dividend accrued on the Series A Preferred Stock from time to time out of funds legally available therefor.  The “Designated Price” shall mean $1,000 per share (as adjusted for stock splits, combinations, reclassifications and the like).

B. Unless all dividends on the Series A Preferred Stock shall have been paid, no dividends, whether in cash or property, with respect to stock ranking junior to the Series A Preferred Stock shall be paid or declared, nor shall any distribution be made on the Common Stock, or on any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, nor shall any Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends be purchased, redeemed or otherwise acquired for value by the Corporation.  The foregoing provisions of this Section 2.B shall not apply to a dividend payable in Common Stock or the issuance of Common Stock in exchange for or through the application of the proceeds of a sale of Common Stock.

C. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate amount of the dividend then accrued with respect to the shares of Series A Preferred Stock held by each such holder.

SECTION 3. LIQUIDATION AND LIQUIDATION PREFERENCE.  A “Liquidation” shall be deemed to be occasioned by, or to include the liquidation, dissolution or winding up of the Corporation.  In the event of a Liquidation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive in cash, out of the assets of the Corporation legally available therefor, the Liquidation Preference specified for each share of Series A Preferred Stock then held by them before any payment shall be made or any assets distributed to the holders of Common Stock.  “Liquidation Preference” shall mean, with respect to a share of Series A Preferred Stock, the Designated Price per share plus unpaid dividends, plus, if the Liquidation occurs prior to the second anniversary of the original issue date with respect to a share of Series A Preferred Stock (the “Original Issue Date”), the Minimum Dividend Guarantee. The “Minimum Dividend Guarantee” is excess of the dividend amount each holder of Series A Preferred Stock would have received had the Liquidation occurred two years following the Original Issue Date and the dividend cumulated through the date of Liquidation, the Corporate Redemption Date or the Investor Redemption Date, as applicable.  If, upon the Liquidation, the assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock.  The amount deemed paid or distributed to the holders of the Series A Preferred Stock shall be the amount of cash paid to such holders by the Corporation.

Exhibit Page ~ 2 ~

SECTION 4. REMAINING ASSETS.  After the payment to the holders of Series A Preferred Stock of the full preferential amounts specified above, no further payments shall be made to the holders of Series A Preferred Stock by reason thereof and any remaining assets of the Corporation shall be distributed with equal priority and pro rata among the holders of Common Stock.

SECTION 5. VOTING.  Except as otherwise required by law and Section 6 below, the holders of Series A Preferred Stock shall have no right to vote such shares on any matter.

SECTION 6. INCURRENCE OF ADDITIONAL DEBT; AMENDMENTS AND CHANGES.

A.           At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation shall not be amended, directly or indirectly, by merger, consolidation or otherwise, which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely generally vis-à-vis the holders of other classes or series of stock of the Corporation without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

B.           At any time that any shares of Series A Preferred Stock are outstanding, The Corporation may not issue Indebtedness without the affirmative vote of the holders of at least fifty-five (55%) of the outstanding shares of Series A Preferred Stock, voting separately as a class, other than (i) up to $200 million of high yield debt to be issued in connection with the Corporation’s acquisition of AMICAS, Inc. (and any refinancings thereof up to $200 million) and (ii) Indebtedness incurred in the ordinary course of the operation of the Corporation’s business, including revolving lines of credit, sale-leaseback arrangements, deferred purchase price for goods and services, capital leases and forgivable loans from governmental entities for retention or relocation incentives.  “Indebtedness” shall mean (a) all indebtedness (including principal, interest, fees and charges) for borrowed money; (b) any other indebtedness which is evidenced by a promissory note, bond, debenture or similar instrument; (c) any obligation under or in respect of outstanding letters of credit, acceptances and similar obligations created for the account of the Corporation; (d) all indebtedness, liabilities, and obligations secured by any lien on any property owned by the Corporation even though the Corporation has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such lien; and (f) any guarantee of third party obligations for borrowed money, of more than $100,000 in the aggregate.

SECTION 7. REDEMPTION.

A. At any time the Corporation may, by a written notice, specify a date not less than twenty (20) days nor more than forty (40) days after the date of such written notice (the “Corporation Redemption Date”) upon which the Corporation shall, to the extent it may lawfully do so, redeem all or a specified percentage of the then-outstanding Series A Preferred Stock by paying in cash a sum equal to the Liquidation Preference per share of Series A Preferred Stock (the “Redemption Price”), plus, if the Corporation Redemption Date occurs prior to the second anniversary of the Original Issue Date, the Minimum Dividend Guarantee.  Any redemption effected pursuant to this Section 7.A shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred then held by them. The amount deemed paid or distributed to the holders of the Series A Preferred Stock upon any redemption shall be the amount of cash paid to such holders by the Corporation.

Exhibit Page ~ 3 ~

B. In the event of a Change of Control, the Company shall provide each holder of the then outstanding Series A Preferred Stock written notice of the Change of Control no earlier than twenty (20) days prior to the effective date of the Change of Control.  Upon receipt of notice of the Change of Control from the Company, each holder of the then outstanding Series A Preferred Stock may by written notice to the Corporation, delivered to the Corporation no later than ten (10) days prior to the effective date of the Change of Control, specify a date not less twenty (20) days nor more than forty (40) days following delivery of such written notice (the “Investor Redemption Date”), upon which the Corporation shall, to the extent it may lawfully do so, redeem all of such holder’s then-outstanding Series A Preferred Stock by paying in cash a sum per share equal to the Redemption Price, plus, if the Investor Redemption Date occurs prior to the second anniversary of the Original Issue Date, the Minimum Dividend Guarantee.  Any redemption effected pursuant to this Section 7.B shall be made on a pro rata basis among the holders of the Series A Preferred Stock electing to redeem their shares of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders to the extent Corporation does not have sufficient assets to make full payment to all holders of the outstanding Series A Preferred electing redemption.  The amount deemed paid to the holders of the Series A Preferred Stock upon any redemption shall be the cash paid to such holders by the Corporation or the acquiring Person.  A “Change of Control” shall mean the occurrence of a sale of all of the capital stock of the Corporation (including by merger or consolidation or other similar transaction subsequent to board approval) or a sale of all or substantially all of the assets of the Corporation to a Person or Persons in a transaction or series of transactions that include a subsequent distribution of all the proceeds to the holders of Common Stock.  “Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity, and for purposes of this Section 7.B, “Person” shall include any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

Exhibit Page ~ 4 ~

C. At least twenty (20) but no more than forty (40) days prior to the Corporation Redemption Date or Investor Redemption Date, as applicable, written notice shall be delivered to each holder of record of the Series A Preferred Stock at the address last shown on the records of the Corporation, notifying such holder of: (i) the redemption to be effected, (ii) the number of shares to be redeemed from such holder, (iii) the Corporation Redemption Date or Investor Redemption Date, as applicable, (iv) the Redemption Price and the amount of the Minimum Dividend Guarantee, as applicable, (v) the place at which payment may be obtained and (vi) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  Except as provided in Section 7.D on or after the Corporation Redemption Date or Investor Redemption Date, as applicable, each holder of Series A Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

D. From and after the Corporation Redemption Date or Investor Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Corporation Redemption Date or Investor Redemption Date, as applicable, are insufficient to redeem the total number of shares of Series A Preferred Stock outstanding on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock.  The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights, preferences and privileges provided in this Certificate.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  At any time (and, as applicable, from time to time) thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Corporation Redemption Date or Investor Redemption Date, as applicable but which it has not redeemed. Any redemption effected pursuant to this Section 7.D shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

Exhibit Page ~ 5 ~

SECTION 8. MISCELLANEOUS.

A. Whenever in this Certificate notices or other communications are required to be made, delivered or otherwise given to holders of Series A Preferred Stock, the notice shall be delivered either personally or by mail, by or at the direction of the Secretary, to each holder of record.  If mailed, such notice shall be deemed effective when deposited in the United States of America mail, addressed to each stockholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

B. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

C. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of more than 50% the shares of Series A Preferred Stock then outstanding.

D. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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Exhibit Page ~ 6 ~

IN WITNESS WHEREOF, Merge Healthcare Incorporated has caused this Certificate to be signed by Justin C. Dearborn, its Chief Executive Officer, as of this 1st day of April, 2010.

MERGE HEALTHCARE INCORPORATED

By:
Name:
Title: